EXHIBIT 10.37.9


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into as of June 10, 2002, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").


                                    RECITALS
                                    --------

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Credit Agreement dated as of September 14, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of January 26, 2002 (the "Credit Agreement;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Lenders amend the Credit Agreement in certain respects and waive certain Events of Default that have occurred and are continuing thereunder, and the Lenders have agreed to amend the Credit Agreement and waive such Events of Default, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENTS
                                  -------------

         1. Amendment to Section 1.1(c)(i). The Credit Agreement is hereby amended by adding the following new sentence to the end of Section 1.1(c)(i):

            Notwithstanding anything to the contrary set forth in this Agreement, the Lenders shall not be obligated to make, and the Borrower shall not request, more than one CapEx Advance in any Fiscal Month.

         2. Amendment to Section 1.3. The Credit Agreement is hereby further amended by renumbering subsections 1.3(b)(ii), (iii), (iv), (v) and (vi) to 1.3(b)(iii), (iv), (v), (vi) and (vii), respectively, and adding the following new subsection 1.3(b)(ii).

            (ii) If at any time the aggregate outstanding Term Loan and CapEx Loan exceed 50% of the Forced Liquidation Value of the Eligible CapEx Equipment and Eligible Term Equipment, the Borrower shall immediately repay the aggregate outstanding Term Loan and CapEx Loan, pro rata, to the extent required to eliminate such excess.


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         3. Amendment to Section 1.5 of the Credit Agreement. The Credit
Agreement is hereby further amended by adding the following Paragraph (g) to
Section 1.5 of the Credit Agreement:

            (g) Notwithstanding anything to the contrary set forth in this
         Section 1.5 or elsewhere in this Agreement, Borrower shall not be permitted to borrow, reborrow, continue or convert any Loans as or into LIBOR Loans until the earlier of (i) March 31, 2003 and (ii) such time after March 31, 2003 when the Borrower and its Subsidiaries shall have complied with the Financial Covenants set forth in Section 6.10 and Annex F. As of the Second Amendment Date, all outstanding LIBOR Loans shall be converted to Index Rate Loans.

         4. Amendment to Section 6.3 of the Credit Agreement. The Credit Agreement is hereby further amended by deleting Section 6.3(a) of the Credit Agreement and by substituting in lieu thereof the following:

              (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in
         Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified,
         (v) Permitted Insurance Premium Indebtedness in an aggregate amount not to exceed $2,000,000 at any one time outstanding and (vi) Indebtedness specifically permitted under Section 6.17;

         5.  Amendments to Annex A.

         (A) The Credit Agreement is hereby further amended by adding the following definitions to Annex A of the Credit Agreement in their appropriate alphabetical order:

             "Cumulative Operating Cash Flow" shall mean for any Fiscal Month, the sum of (i) EBITDA for such Fiscal Month minus Capital Expenditures paid in cash for such Fiscal Month, plus (ii) EBITDA for each preceding Fiscal Month commencing with the Fiscal Month ending on May 31, 2002 minus Capital Expenditures paid in cash for each preceding Fiscal Month commencing with the Fiscal Month ending on May 31, 2002.

             "Permitted Insurance Premium Indebtedness" shall mean Indebtedness of the Borrower incurred to finance insurance premiums of the Borrower in the ordinary course of business.

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             "Second Amendment Date" shall mean June 10, 2002.

         (B) The Credit Agreement is hereby further amended by deleting the definitions of "CapEx Borrowing Base", "Fixed Charges", "Interest Expense" and "Senior Funded Debt" in Annex A of the Credit Agreement and by substituting in lieu thereof the following definitions:

             "CapEx Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the lesser of (i) up to 70% of the arms-length "hard" costs (excluding taxes, transportation, installation, licensing and other "soft" costs) of all Eligible CapEx Equipment, (ii) up to 100% of the Forced Liquidation Value of all Eligible CapEx Equipment and (iii) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Month then ended minus (x) the aggregate amount of all Interest Expense paid in cash during such period, plus (y) scheduled payments of principal with respect to Indebtedness during such period, plus (z) $250,000, for maintenance Capital Expenditures; provided, however, that if the actual amount of cash CapEx Advances made by the Borrower during any Fiscal Month (the "Current CapEx") is less than the respective limit specified for such Fiscal Month in (i) and (ii) above (the "Specified CapEx"), then the applicable limit for the immediately following Fiscal Month shall be increased by an amount equal to the difference between the Current CapEx and the Specified CapEx. For purposes of this Definition, Capital Expenditures made by the Borrower in Fiscal Month shall be deemed to be made first with Specified CapEx for such Fiscal Month, then, from the Carryover Amount, if any. The Agent retains the right from time to time to adjust the advance rates for the CapEx Borrowing Base in its sole discretion.

             "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid in cash during such period, plus (b) scheduled payments of principal with respect to Indebtedness (other than Permitted Insurance Premium Indebtedness to the extent that such payments are characterized as operating expenses of the Borrower) during such period, plus (c) Capital Expenditures paid in cash during such period, plus (d) income taxes paid in cash during such period.

             "Interest Expense" means, with respect to any Person for any fiscal period, interest expense of such Person paid in cash determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person but excluding interest expense with respect to any Permitted Insurance Premium Indebtedness of such Person.

             "Senior Funded Debt" means Funded Debt excluding all Indebtedness of Borrower incurred under (i) the Subordinated Notes and (ii) Section 6.3(a)(v).

         6.  Amendments to Annex F.

         (A) The Credit Agreement is hereby further amended by deleting Paragraphs (b) through (d) in Annex F of the Credit Agreement and by substituting in lieu thereof the following:


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


             (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2003 and continuing thereafter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.3:1.0.

             (c) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2003 and continuing thereafter, an Interest Coverage Ratio for the 12-month period then ended of not less 3.0:1.0.

             (d) Senior Leverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2003 and continuing thereafter, Borrower and its Subsidiaries on a consolidated basis shall maintain a ratio of (i) Senior Funded Debt measured as of the last day of each Fiscal Quarter to (ii) EBITDA minus Capital Expenditures paid in cash, in each case for the four Fiscal Quarters then ended, of not more than to 2.0:1.0.

         (B) The Credit Agreement is hereby further amended by adding the following Paragraph (f) to Annex F of the Credit Agreement:

             (f) Maintain, as of the last day of each Fiscal Month, commencing with the Fiscal Month ending on May 31, 2002, Cumulative Operating Cash Flow of not less than:

             Fiscal Month                         Cumulative Operating Cash Flow
             ------------                         ------------------------------
             May 31, 2002                         $  (725,000)
             June 30, 2002                        $  (575,000)
             July 31, 2002                        $  (275,000)
             August 31, 2002                      $   225,000
             September 30, 2002                   $   975,000
             October 31, 2002                     $ 1,875,000
             November 30, 2002                    $ 2,975,000
             December 31, 2002                    $ 4,325,000
             January 31, 2003                     $ 5,400,000
             February 28, 2003                    $ 6,600,000

                                   B. WAIVERS
                                   ----------

         1. Borrower acknowledges that as of the date hereof, Borrower has failed to comply with Minimum Fixed Charge Coverage Ratio and Minimum Interest Coverage Ratio for the Fiscal Quarters ending December 31, 2001 and March 31, 2002, and Senior Leverage Ratio for the Fiscal Quarter ending March 31, 2002 and as a result of such failure to comply, Events of Default have arisen under
Section 8.1(b) of the Credit Agreement. Further, Borrower acknowledges that as of the date hereof, if calculated pursuant to Generally Accepted Accounting Principals, rather than calculated pursuant to the definitions and other provisions of the Credit Agreement, Borrower has failed to comply with Senior Leverage Ratio for the Fiscal

Quarter ending December 31, 2001, and as a result of such failure to comply, Events of Default would have arisen under Section 8.1(b) of the Credit Agreement, if so calculated. Lenders hereby waive the Events of Default described in this Section B(1).

         2. Borrower acknowledges that as of the date hereof, an Event of Default has occurred and is continuing as a result of the failure of the Borrower to deliver December 31, 2001 audited Financial Statements as required under Section 4.1 and Annex D of the Credit Agreement. Lender hereby waives the Event of Default described in this Section B(2).

         3. Borrower acknowledges that as of the date hereof, an Event of Default has occurred and is continuing as a result of the Borrower selling certain assets as set forth in Exhibit A attached hereto in violation of Section
6.8 of the Credit Agreement. Lender hereby waives the Event of Default described in this Section B(3).

         4. The waivers contained in this Section B are limited solely to the matters stated above and shall not be deemed to waive or amend any other provision of the Credit Agreement and shall not serve as a waiver or amendment of any other matter prohibited by the terms and conditions of the Credit Agreement. As amended hereby, all terms of the Credit Agreement shall remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders.

                               C. REPRESENTATIONS
                               ------------------

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.


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

                               D. CAPEX ADVANCES.
                               ------------------

         Notwithstanding anything in the Credit Agreement to the contrary, the Borrower shall be permitted to make, and the Lenders shall advance, a CapEx Advance in an amount equal to $732,530 on the Second Amendment Date; provided, that the Forced Liquidation Value, as determined by the appraisal currently being conducted by Superior, is no less than $40,000,000; and provided, further, that such CapEx Advance and the Capital Expenditures acquired with the proceeds of such CapEx Advance shall be excluded from the calculations of the Financial Covenants.

                            E. POST-CLOSING COVENANTS
                            -------------------------

          Borrower hereby agrees to deliver to the Agent the Borrower's audited Financial Statements for the Fiscal Year ending December 31, 2001 no later than June 17, 2002. Failure to deliver such Financial Statements by June 17, 2002 shall constitute an Event of Default under Section 8.1 of the Credit Agreement.

                                     F. FEES
                                     -------

         Borrower hereby agrees to pay an amendment fee equal to $100,000 with fifty percent ($50,000) payable upon execution of this Amendment and the balance due December 31, 2002. Failure to pay the balance of such amendment fee by December 31, 2002 shall constitute an Event of Default under Section 8.1 of the Credit Agreement.

                               G. OTHER AGREEMENTS
                               -------------------

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment, and represents that, after giving effect to this Amendment and the waivers contained herein, no Default or Event of Default has occurred and is continuing as of the date hereof.

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.


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

       1. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.





















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



              SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT
         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                            BLACK WARRIOR WIRELINE
                                            CORPORATION, as Borrower


                                            By:_________________________________
                                            Name:    William L. Jenkins
                                            Title:   Chief Executive Officer





                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Agent and Lender



                                            By:_________________________________
                                                  John Hanley
                                                  Duly Authorized Signatory





            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                    EXHIBIT A
                                    ---------

            Asset                            Date Sold               Value
            -----                            ---------               -----

1.   Drilling & Completion                   Jul-01                  $525,000
2.   1997 Ford Crown Victoria                Dec-01                  $  2,250
3.   Wyoming Land                            Oct-01                  $103,315